--------------------------------------------------------------------------------
Lucent Technologies Inc.

                                 Loan Agreement

Borrower: OnePoint Communications Corp.

Address:  Two Conway Park
          150 Field Drive, Suite 300
          Lake Forest, Illinois 60045
          Phone No. (847) 582-8710
          Fax No. (847) 582-8801

Date:     July 26, 2000 (the "Closing Date")
                              ------------

THIS LOAN AGREEMENT (this "Agreement") is entered into on the above date between
                           ---------
LUCENT TECHNOLOGIES INC. ("Lender"), whose address is 600 Mountain Avenue,
                           ------
Murray Hill, N.J. 07974 and the borrower named above ("Borrower"), whose chief
                                                       --------
executive office is located at the above address ("Borrower's Address").  The
                                                   ------------------
Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to
                                 --------
be an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   CREDIT FACILITY.

          1.1  Advances.

     (a) Availability. Subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower from time to time during the commitment period set forth on the Schedule (the "Commitment Period") such advances as
                                       -----------------
Borrower may request under this Section 1 (individually, an "Advance");
                                                             -------
provided, however, that Lender shall not be obligated to make an Advance to the
--------  -------
Borrower to the extent that such Advance when aggregated with all prior Advances, would exceed the portion of the Commitment set forth on the Schedule (the "Commitment") available to Borrower at such time.
      ----------

     (b) Request for Advance. Borrower shall request each Advance by delivering to Lender an irrevocable written request in the form of Exhibit A,
                                                                   ---------
appropriately completed (a "Request for Advance"), which specifies, among other
                            -------------------
things (i) the principal amount of the requested Advance, which shall be in the amount of $50,000 or an integral multiple of $10,000 in excess thereof; (ii) the use of the Advance and (iii) the date of the requested Advance, which shall be a Business Day. Unless otherwise consented to by Lender, Borrower shall give each Request for Advance to Lender at least five (5) Business Days before the date of the requested Advance. Each Request for Advance shall be delivered by first-class mail or facsimile to Lender at the office or facsimile number and during the hours specified in Section 9.2. No more than the maximum number of Advances set forth on the Schedule shall be made to Borrower and, unless otherwise set forth on the Schedule, Borrower may request only one (1) Advance in each calendar month.

     (c) Interest. All outstanding Advances and all other monetary Obligations shall bear interest at the rate set forth on the Schedule, except where expressly set forth to the contrary in this Agreement. Borrower shall pay interest on each outstanding Advance in arrears as set forth on the Schedule.

     (d) Repayment of Principal. Borrower shall repay the principal amount of the Advances in full on or before the Maturity Date.

     (e) Purpose. The proceeds of each Advance shall be used by Borrower exclusively (i) to finance Borrower's acquisition of network equipment, (ii) to satisfy Borrower's accounts payable (if any) to Lender and/or its Affiliates and
(iii) for its working capital purposes, including operational and capital and general corporate expenditures. Notwithstanding the foregoing, in no event shall Borrower use the proceeds of any Advance to purchase, lease or otherwise acquire network or similar equipment necessary for its business from any person other than Lender or its Affiliates, provided that Lender or its Affiliates offers equipment that has the functionality that Borrower desires.

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

          1.2 Reduction or Cancellation of Commitment; Effect. Borrower may, upon five (5) Business Days written notice to Lender, permanently reduce the Commitment by the amount set forth on the Schedule or cancel the Commitment in its entirety; provided, however, that Borrower may not reduce the Commitment
              --------  -------
prior to the Maturity Date, if, after giving effect to such reduction, the aggregate principal amount of all Advances then outstanding would exceed the Commitment. From the effective date of any reduction of the Commitment, the commitment fees (if any) payable pursuant to Section 1.3 shall be computed on the basis of the Commitment as so reduced. Once reduced or cancelled, the Commitment may not be increased or reinstated without the prior written consent of Lender.

          1.3 Fees. Borrower shall pay Lender the fee(s) set forth on the Schedule, which are in addition to all interest and other sums payable to Lender and are not refundable.

          1.4  Prepayments.

     (a) Terms of all Prepayments. Upon the prepayment of any Advance (whether such prepayment is an optional prepayment under Subsection 1.4(b), a mandatory prepayment required by Subsection 1.4(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay to Lender all accrued interest to the date of such prepayment on the amount prepaid.

     (b) Optional Prepayments. At its option, Borrower may, upon five (5) Business Days notice to Lender, prepay any Advance in part, in an aggregate principal amount of $50,000 or more, or in whole. Borrower shall not have the ability to re-borrow any Advance to the extent it has been repaid.

     (c) Mandatory Prepayments. Borrower shall repay the principal amount of all Advances in whole on the date Borrower repays, repurchases or redeems all of the outstanding Indenture Notes.

          1.5  Other Payment Terms.

     (a) Place and Manner. Borrower shall make all payments due to Lender hereunder by payments to Lender's office located at the address specified in
Section 9.2 or by wire transfer to an account specified by Lender. Borrower shall make all payments hereunder in lawful money of the United States and in same day or immediately available funds not later than 12:00 p.m., East Coast time on the date due.

     (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (c) Late Payments. If any amount required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Advance, any fee or other amount) remains unpaid after such amount is due, Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to the Default Rate.

          1.6 Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Advances.

          1.7 Notes. The obligation of Borrower to repay the Advances initially shall be evidenced by a promissory note in the form of Exhibit B (the "Note")
                                                       ---------       ----
which note shall be (i) payable to the order of Lender, (ii) in the amount of $15,000,000, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes Lender to record on the schedule annexed to the Note the date and amount of each Advance made by Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided,
                           ----- -----                                --------
however, that any failure by a Lender to make, or any error by Lender in making,
-------
any such notation shall not affect Borrower's Obligations. Borrower further authorizes Lender to attach to and make a part of the Note continuations of the schedule attached thereto as necessary. If the outstanding Advances are to exceed $15,000,000, Borrower shall execute a new, replacement Note in the form of Exhibit B, which Note shall be (i) payable to the order of Lender, (ii) in
   ---------
the aggregate amount of the Advances made and outstanding as of such date, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

          1.8 Taxes on Payments. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Lender by its jurisdiction of incorporation) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from
                    ------
any amounts payable to Lender

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

hereunder or under the other Credit Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents.

2.   GUARANTEES.

     2.1 Execution of Guarantees by Guarantors. The payment and performance by Borrower of the Obligations shall be guaranteed in full pursuant to Guarantees in the form of Exhibit C, duly executed by each direct or indirect majority
               ---------
owned subsidiary of Borrower that is also a guarantor under the Indenture (collectively, the "Subsidiary Guarantees").
                    ---------------------

     2.2 Further Assurances. Borrower agrees, at its expense, to cause each direct or indirect majority owned subsidiary now or hereafter in existence to execute all documents and take all actions, as Lender, may deem reasonably necessary or useful in order to fully consummate the transactions contemplated pursuant to the Subsidiary Guarantees.

3.   CONDITIONS PRECEDENT.

     3.1 Initial Conditions Precedent. The obligation of Lender to make the initial Advance is subject to receipt by Lender, on or prior to the Closing Date, of each item set forth on the Schedule, each in form and substance satisfactory to Lender.

     3.2 Conditions Precedent to Each Advance. The obligation of Lender to make each Advance (including the initial Advance) is subject to the further conditions that (a) Borrower shall have delivered to Lender the Request for Advance in accordance with this Agreement; and (b) on the date such Advance is to be made and after giving effect to such Advance, the following shall be true and correct: (i) the representations and warranties of Borrower and the other Loan Parties set forth in Section 4 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); (ii) no Default has occurred and is continuing or will result from such Advance; and (iii) all of the Credit Documents are in full force and effect. The submission by Borrower to Lender of each Request for Advance shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above is true and correct as of the date of such notice.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

     In order to induce Lender to enter into this Agreement and to make the Advances, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

          4.1 Corporate Existence. Borrower is, and will continue to be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect.

          4.2 Legal Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (a) are within the power of such Loan Party and (b) have been duly authorized by all necessary actions on the part of such Loan Party.

          4.3 Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          4.4 No Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to such Loan Party; (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any contractual obligation of such Loan Party; or (c) result in the creation or imposition of any lien (or the obligation to create or impose any lien) upon any property, asset or revenue of such Loan Party.

          4.5 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by the Loan Parties or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.

          4.6 No Violation or Default. No Loan Party is in violation of or in default with respect to (a) any Requirement of Law applicable to such Loan Party or

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

(b) any contractual obligation of such Loan Party (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect.

          4.7 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Set forth on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Lender reasonably prompt written notice of any change in its name or if it begins doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

          4.8 Other Rights. Each Loan Party owns, licenses or otherwise has the full right to use, under validly existing agreements, all material licenses, trademarks, trade names and all rights with respect thereto, which are required to conduct their businesses as now conducted.

          4.9 Place of Business. The address set forth in the heading to this Agreement is Borrower's chief executive office. Borrower will give Lender reasonably prompt written notice of the opening of any additional place of business or if it changes its chief executive office.

          4.10 Title to Assets. Borrower owns and has good and marketable title, or a valid leasehold interest in, all of its properties and assets as reflected in the most recent financial statements delivered to Lender (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with the Indenture since the date of such financial statements) and all respective assets and properties acquired by Borrower since such date (except those disposed of in the ordinary course of business or otherwise in compliance with the Indenture). Such assets and properties are subject to no Lien, except for Permitted Liens. Borrower has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

          4.11 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

          4.12 Litigation. Except as disclosed and set forth on the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any Governmental Authority (or any basis therefor known to Borrower) which is reasonably likely to result, either separately or in the aggregate, in (a) any Material Adverse Effect or (b) a material adverse effect on the ability of Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the rights and remedies of Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement. Borrower will use its reasonable best efforts to promptly inform Lender in writing of any material claim, proceeding or litigation in the future instituted by or against Borrower involving any claim.

          4.13 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Effect.

          4.14 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

          4.15 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

          4.16 No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

          4.17 Subsidiaries. The Schedule sets forth each of Borrower's majority owned subsidiaries, each such subsidiary's jurisdiction of organization and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower.

          4.18 Accuracy of Information Furnished. The Credit Documents and the other certificates, statements and information (excluding projections) furnished by each Loan Party in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact. All projections furnished by Borrower in connection with this Agreement and the transactions contemplated thereby have been based upon reasonable assumptions and represent, as of their respective dates of presentations, Borrower's reasonable estimates of the future performance of Borrower.

          4.19 Use of Proceeds. All proceeds of all Advances shall be used solely for lawful business purposes and in accordance with Subsection 1.1(e).

5.   ADDITIONAL DUTIES OF THE BORROWER.

          5.1 Insurance. Borrower shall at all times, and shall cause each other Loan Party at all times to, insure all of the tangible personal property assets and carry such other business insurance, in such form and amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof.

          5.2 Reports. Borrower, at its expense, shall provide Lender with the written reports set forth on the Schedule, and such other written reports with respect to Borrower and the other Loan Parties on a consolidated basis (including budgets, sales projections, operating plans and other financial documentation), as Lender shall from time to time reasonably specify.

          5.3 Access to Books and Records. At reasonable times, and five (5) Business Day's notice, Lender, or its agents, shall have the right to audit and copy Borrower's and each other Loan Party's books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.

          5.4 Equity Infusion. Borrower or one or more of the Loan Parties shall receive an equity infusion from one or more investors pursuant to the sale and issuance of its Equity Securities as follows: (i) on or prior to January 31, 2001, Borrower or one or more of the Loan Parties shall have issued and sold Equity Securities the net proceeds of which exceed $50,000,000 in the aggregate measured from the Closing Date forward; and (ii) on or prior to April 30, 2001, Borrower or one or more of the Loan Parties shall have issued and sold Equity Securities the net proceeds of which exceed $75,000,000 in the aggregate measured from the Closing Date forward.

          5.5 Negative Covenants. Without Lender's prior written consent, Borrower shall not do, and shall not permit any other Loan Party to (a) pay total compensation, including salaries, fees, bonuses, commissions, and all other payments, whether directly or indirectly, in money or otherwise, to Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule; (b) violate or fail to comply with any of the covenants contained in the Indenture as in existence on the date hereof; provided however that (i) the references to "Holders of the
                 ----------------
Notes" or "Holder of a Note", each as used and defined in the Indenture, shall be deemed to be references to the Lender, (ii) references to the "Trustee", as used and defined in the Indenture, shall be deemed to be references to the Lender, (iii) references to the "Indenture", as used and defined in the Indenture, shall be deemed to be references to this Agreement, (iv) references to the "Company", as used and defined in the Indenture, shall be deemed to be references to Borrower, (v) references to the "Pledge Agreement", as used and defined in the Indenture, shall be ignored, and (vi) references to the "Notes", as used and defined in the Indenture, shall be deemed to be references to the Notes as used and defined in this Agreement; provided further that all other
                                             ----------------
similar terms used and defined in the Indenture that have a meaning similar to terms used and defined in this Agreement shall be deemed to be modified such that the interpretation of such covenants are consistent in both the Indenture and this Agreement; or (c) amend the Indenture without the prior written consent of Lender.

          5.6 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Lender may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any Taxes relating to Borrower or its employees, any relationship between Lender and Borrower pursuant to this Agreement, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Lender or any of its directors, officers, employees, agents, attorneys, or any

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

other person affiliated with or representing Lender). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

          5.7 Subsidiary Guarantees from each of Mid-Atlantic RMTS Holdings, LLC and VIC-RMTS-DC, LLC. On or prior to the earlier to occur of (i) thirty (30) days after the Closing Date and (ii) the first Advance being made by Borrower to Lender under Tranche 2, Borrower shall provide Lender with Subsidiary Guarantees in the form of Exhibit C, duly executed by each or Mid-Atlantic RMTS Holdings, LLC and VIC-RMTS-DC, LLC.

6.   TERM.

          6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to
                                              -------------
Section 6.2 below.

          6.2 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, the Subsidiary Guarantees and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full. No termination shall in any way affect or impair any right or remedy of Lender, nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been paid and performed in full.

7.   EVENTS OF DEFAULT AND REMEDIES.

          7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall
                     ----------------
give Lender immediate written notice thereof: (a) Borrower shall (i) fail to pay when due any principal of any Advance or (ii) fail to pay within five (5) Business Days after the same becomes due, any interest, fees or other amount required under the terms of this Agreement or any of the other Credit Documents;
(b) the total Advances outstanding at any time shall exceed the Commitment; (c) Borrower or any other Loan Party shall fail to comply with any of the financial covenants (if any) set forth on the Schedule or shall fail to perform any other non-monetary Obligation set forth in this Agreement or any other Credit Document which by its nature cannot be cured; (d) except as otherwise provided in Section
(k) below, Borrower or any other Loan Party shall fail to perform any other non-monetary Obligation set forth in this Agreement or any other Credit Document, which failure is not cured within ten (10) Business Days after receipt by Borrower of written notice thereof; (e) any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower or any other Loan Party to Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; (f) (i) Borrower or any other Loan Party shall fail to make any payment on account of any debt of such Person (other than the Obligations but including obligations, if any, under any Indenture Note) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such debt exceeds $1,500,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, debt of such Loan Party (other than the Obligations but including obligations, if any, under any Indenture
Note) in an aggregate amount exceeding $1,500,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) or (ii) Borrower or any other Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any debt of such Person (other than the Obligations but including obligations, if any, under any Indenture Note), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, debt of Borrower and/or such other Loan Party (other than the Obligations but including obligations, if any, under any Indenture Note) in an aggregate amount exceeding $1,500,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise); (g) dissolution, termination of existence, insolvency or business failure of Borrower or any other Loan Party, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any other Loan Party under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect;
(h) commencement of any proceeding against Borrower or any other Loan Party under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty
(30) days after the date commenced; (i) revocation or termination of, or limitation or denial of liability under, any Credit Document by any Loan Party;
(j) any Loan Party shall generally not pay its debts as they become due; or

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

(k) Borrower fails, for any reason, to maintain all material licenses necessary to conduct its business. Lender may cease making any Advances hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

          7.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) cease making Advances or otherwise extending credit to Borrower under this Agreement or any other document or agreement; and (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Lender's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased such that the per annum rate shall be equal to the Prime Rate plus twelve and one half percent (12.5%) (such increased rate, the "Default Rate").
     ------------

8.   DEFINITIONS; OTHER TERMS.

          8.1  Definitions.  As used in this Agreement, the following terms
               -----------
have the following meanings:

     "Advance" has the meaning set forth in Subsection 1.1(a).
      -------

     "Affiliate" means, with respect to any Person, a relative, partner,
      ---------
shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "Business Day" means a day other than a Saturday or a Sunday or day on
      ------------
which commercial banks in the state of New Jersey are closed for business.

     "Change of Control" shall means the occurrence of either of the following:
      -----------------
(i) the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (B) all or a material portion of the assets of Borrower; (ii) the first day on which a majority of the members of the Board of Directors of Borrower are not Continuing Directors (defined as any member of the Board of Directors of Borrower who (A) was a member of such Board of Directors on the date of the Loan Agreement or (B) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election); (iii) the first day on which SBC Communications, Inc. fails to hold, whether directly or indirectly, 9.9% or more of the total Equity Securities (measured by voting power rather than the number of shares) of Borrower; or (iv) the first day on which Borrower's existing long distance telephone contract (or any replacement thereof) terminates and is not replaced by a contract having no less favorable economic terms than Borrower's long distance telephone contract in existence as of May 21, 1998, and a term (assuming exercise of any renewal options) ending after the Maturity Date.

     "Closing Date" has the meaning set forth in the heading to this Agreement.
      ------------

     "Commitment" has the meaning set forth in Subsection 1.1(a).
      ----------

     "Commitment Period" has the meaning set forth in Subsection 1.1(a).
      -----------------

     "Continuing Directors" means any member of the Board of Directors of
      --------------------
Borrower who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Credit Documents" means and includes this Agreement, the Side Letter, the
      ----------------
Subsidiary Guarantees, and all other documents, instruments and agreements delivered by Borrower or any other Loan Party in connection with this Agreement.

     "Default" means any event which with notice or passage of time or both,
      -------
would constitute an Event of Default.

     "Default Rate" has the meaning set forth in Section 7.2.
      ------------

     "Equity Securities" of any Person means (a) all common stock, preferred
      -----------------
stock, participations, shares, partnership interests or other equity interests in and of such Person, including membership interests in limited liability companies (regardless of how designated and whether or not voting or non-voting), and (b) all

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

warrants, options and other rights to acquire any of the foregoing.

     "Event of Default" means any of the events set forth in Section 7.1 of this
      ----------------
Agreement.

     "Governmental Authority" means any domestic or foreign national, state or
      ----------------------
local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indenture" means that certain Indenture dated as of May 21, 1998 among
      ---------
Borrower, the subsidiary guarantors defined therein and Harris Trust and Savings Bank, a true and correct copy of which is attached as Exhibit D.
                                                      ---------

     "Indenture Notes" means, collectively, those certain Series B 14 1/2%
      ---------------
Senior Notes Due 2008 issued pursuant to the Indenture.

     "Loan Parties" shall mean Borrower and each other Person that executes and
      ------------
delivers to Lender a Credit Document pursuant to this Agreement.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
assets, operations or financial condition of Borrower and its subsidiaries, taken as a whole.

     "Maturity Date" has the meaning set forth on the Schedule.
      -------------

     "Note" has the meaning set forth in Section 1.7.
      ----

     "Obligations" means all present and future Advances, advances, debts,
      -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due.

     "Permitted Assignment" means a transfer or assignment of this Agreement
      --------------------
(whether by operation of law or otherwise) in connection with a merger by Borrower with and into an entity or wholly owned subsidiary of an entity whose long term debt is rated "A" or higher by Standard and Poor's Rating Services or "A2" or higher by Moody's Investors Service, Inc.

     "Permitted Liens" means liens permitted under the Indenture as in effect
      ---------------
on the date hereof.

     "Person" means an individual, a partnership, a corporation (including a
      ------
business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

     "Request for Advance" has the meaning set forth in Subsection 1.1(b).
      -------------------

     "Requirement of Law" applicable to any Person means (a) the articles or
      ------------------
certificate of incorporation and by-laws, partnership agreement or other organizational or governing documents of such Person, (b) any rule of any Governmental Authority applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Side Letter" means that certain Side Letter, dated as of the date hereof,
      -----------
executed by Borrower in favor of Lender.

     "Subsidiary Guarantees" has the meaning set forth in Section 2.1.
      ---------------------

     "Taxes" has the meaning set forth in Section 1.8.
      -----

9.   GENERAL PROVISIONS.

          9.1 Calculation of Interest and fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

          9.2 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Lender under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower, at the Borrower's Address, or if to Lender, at the address or facsimile number set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt:

Lucent Technologies Inc.                                          Loan Agreement
-------------------------------------------------------------------------------

     Lender:
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, NJ 07974
     Tel No. (908) 582-1780
     Fax No. (908) 582-3101
     Attn: Annette Fasciano

Each Request for Advance shall be given by Borrower to Lender's office located at the address referred to above during Lender's normal business hours; provided, however, that any such notice received by Lender after 12:00 p.m. East
--------  -------
Coast time on any Business Day shall be deemed received by Lender on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Lender to be made by telephone or facsimile, Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Lender is such a person.

          9.3 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

          9.4 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

          9.5 Waivers. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, unless expressly required by this Agreement.

          9.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender.

          9.7 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

          9.8 Attorneys Fees and Costs. Borrower shall reimburse Lender for all reasonable attorneys' fees and all other reasonable costs incurred by Lender pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lender incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim or third-party claim; and otherwise represent Lender in any litigation relating to Borrower. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of Borrower's Obligations and shall be due on demand.

          9.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided,
                                                                 --------
however, that Borrower may only assign or transfer any of its rights under
-------
this Agreement pursuant to a Permitted Assignment or upon the prior written consent of Lender, which such consent shall not be unreasonably withheld, and any other prohibited assignment or transfer of this Agreement shall be void. No consent by Lender to any assignment shall release Borrower from its liability for the Obligations. Lender may, at any time, sell and assign, or grant participating interests in, to any other Person not a direct competitor of Borrower, all or a portion of its rights and obligations under this Agreement and the other Credit Documents. Borrower agrees that it shall perform such acts, and provide such information, as Lender may reasonably request to assist Lender with any such assignment or participation.

          9.10 Limitation of Actions. Any claim or cause of action by Borrower against Lender, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lender, its directors, officers, employees, agents, accountants or attorneys,

Lucent Technologies Inc.                                          Loan Agreement
--------------------------------------------------------------------------------

shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Lender, or on any other person authorized to accept service on behalf of Lender, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Lender in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

          9.11 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

          9.12 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the laws of the State of New York. As a material part of the consideration to Lender to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender's option, be litigated in courts located within New York, and that the exclusive venue therefor shall be New York County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

          9.13 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     Borrower:

          ONEPOINT COMMUNICATIONS CORP.

          By______________________________________________
     President, Vice President or Chief Financial Officer

          By______________________________________________
                  Secretary or Ass't. Secretary

     Lender:

          LUCENT TECHNOLOGIES INC.

          By______________________________________________
          Title___________________________________________

Lucent Technologies Inc.

                                  Schedule to

                                Loan Agreement

Borrower: OnePoint Communications Corp.

Address:  Two Conway Park
          150 Field Drive, Suite 300
          Lake Forest, Illinois 60045
          Phone No. (847) 582-8710
          Fax No. (847) 582-8801

Date:     July 26, 2000 (the "Closing Date")
                              ------------

This Schedule forms an integral part of the Loan of even date herewith between LUCENT TECHNOLOGIES INC. ("Lender") and the above-named borrower ("Borrower").
                           ------                                  --------

===============================================================================

1.   CREDIT FACILITY

     Commitment Period
     (Subsection 1.1(a)):     July 26, 2000 to September 30, 2000.

     Commitment

     (Subsection 1.1(a)):     $20,000,000 which shall be available to Borrower
                              in two (2) tranches. The first tranche in an
                              amount of $5,000,000 ("Tranche 1") shall be
                                                     ---------
                              available to Borrower on the Closing Date. The
                              second tranche in the amount of $15,000,000
                              ("Tranche 2") shall be available to Borrower upon
                               ---------
                              the occurrence and satisfaction of the following conditions: (a) Advances of $5,000,000 under Tranche 1; (b) evidence in form and substance reasonably satisfactory to Lender that Borrower has entered into a definitive merger agreement pursuant to which Borrower will be merged with and into a communications company or one of its subsidiaries acceptable to Lender in its reasonable discretion, together with a copy of resolutions duly adopted by such entities board of directors or other authorizing authority approving such merger agreement; and (c) execution and delivery by Borrower of an irrevocable, binding commitment to acquire on or prior to December 31, 2004 at least $150,000,000 worth of telecommunications and related equipment manufactured by Lender and/or its affiliates, inclusive of amounts included in existing commitments by Borrower to Lucent.

     Maximum number
     of Advances
     (Subsection 1.1(b)):     Five (5).

          Lucent Technologies Inc.                    Schedule to Loan Agreement
--------------------------------------------------------------------------------

     Interest Rate
     (Subsection 1.1(c)):     A per annum rate equal to the "Prime Rate" in
                              effect from time to time, plus 7.0%; provided,
                                                                   --------
                              however, that ninety (90) days after the
                              --------
                              occurrence of a Change of Control, the rate of
                              interest payable by Borrower hereunder shall be
                              increased to a per annum rate equal to the "Prime
                              Rate" in effect from time to time, plus 12.5%.
                              "Prime Rate" shall mean, with respect to any
                               ----------
                              Advance, the rate of interest specified as the
                              "prime rate" in The Wall Street Journal. The Prime
                                              -----------------------
                              Rate will change, at the option of Lender, on (i)
                              each date on which the Prime Rate changes or (ii)
                              the first business day of each calendar month that
                              such Advance is outstanding or, if The Wall Street
                                                                 ---------------
                              Journal is not published on such day or such rate
                              -------
                              is not specified therein on such day for any
                              reason, the rate of interest specified as the
                              Prime Rate in the most recent issue of The Wall
                                                                      -------
                              Street Journal specifying the Prime Rate prior to
                              --------------
                              such day.)

     Interest Payments
     (Subsection 1.1(c)):     Borrower shall pay interest on the first day of
                              each calendar month, commencing with the first calendar month after the date of each Advance.

     Commitment
     Reductions
     (Subsection 1.2):        In the amount of One Hundred Thousand Dollars
                              ($100,000) or an integral multiple of One Hundred
                              Thousand Dollars ($100,000) in excess thereof.

     Fees
     (Section 1.3):           (i)   On the Closing Date, Borrower shall pay to
                              Lender a one-time origination fee equal to $150,000. Thereafter, on the date Borrower receives each Advance under Tranche 2, Borrower shall pay to Lender additional origination fees equal to three percent (3.0%) of the amount of such Advance. Such fees may be borrowed by Borrower as a portion of each such Advance.

                              (ii) Borrower shall pay an administrative fee for the period beginning on the Closing Date and ending on the Maturity Date equal to $1,500 per year. Borrower shall pay the administrative fee in arrears on the first day of each calendar quarter commencing on September 1, 2000.

                              (iii) Borrower shall pay a commitment fee on the daily average unutilized portion of the Commitment equal to two percent (2.0%) per annum for the period beginning on the Closing Date and ending on the last day of the Commitment Period. Borrower shall pay the commitment fee in arrears on the first day of each calendar quarter commencing on the first calendar quarter after the Closing Date.

          Lucent Technologies Inc.                    Schedule to Loan Agreement
--------------------------------------------------------------------------------

================================================================================

2.   CONDITIONS PRECEDENT
     (Section 3.1):

                              Lender shall have received the following, each in form and substance satisfactory to Lender:

                              (a) The Credit Documents, duly executed by Lender and each Loan Party other than the Subsidiary
                                                       ----- ----
                                   Guarantees from each of Mid-Atlantic RMTS
                                   Holdings, LLC and VIC-RMTS-DC, LLC which
                                   Borrower covenants and agrees to provide to Lender after the Closing Date pursuant to
                                   Section 5.7 of the Agreement.

                              (b) The Certificate or Articles of Incorporation or Certificate of Formation of each Loan Party, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of organization.

                              (c)  Secretary Certificates and Incumbency
                                   Certificates of each Loan Party, dated the Closing Date, attaching thereto (i) the incumbency, signatures and authority of the officers of the Loan Party authorized to execute, deliver and perform the Credit Documents and (ii) a true and correct copy of the bylaws, operating agreements, and resolutions of such Loan Party as in effect on the Closing Date

                              (d) Favorable written opinion from counsel for the Loan Parties, dated the Closing Date, addressed to Lender, covering such legal matters as Lender may reasonably request (including without limitation that the execution, deliver and performance by Borrower of the Credit Documents does not conflict with the Indenture, subject to and substance reasonably satisfactory to Lender.

                              (e) Certificates of Good Standing (or comparable certificates) for each Loan Party, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of the states in which each Loan Party is organized.

                              (f)  Such other instruments, agreements,
                                   certificates and other documents as Lender may reasonably request.

===============================================================================

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER
     (Section 4.1):

     Prior Names of
     Borrower
     (Section 4.7):                None.

     Prior Trade
     Names of Borrower
     (Section 4.7):                None.

     Existing Trade
     Names of Borrower
     (Section 4.7):                OnePoint Communications.

     Material Adverse
     Litigation (Section 4.12):    None.

     Subsidiaries (Section 4.17):

                                                  Jurisdiction of  Issued            Shares
Name of Subsidiary                                Organization     Shares/Units      Held by OnePoint
------------------                                -----------      ------------      ------------------
OnePoint Communications-Colorado, LLC             Delaware              100                   100
OnePoint Communications-Illinois, LLC             Delaware              100                   100
OnePoint Communications-Georgia, LLC              Delaware              100                   100
OnePoint Communications Holdings, LLC             Delaware              100                   100
Mid-Atlantic RMTS Holdings, LLC/1/                Delaware               10                   9.9
VIC-RMTS-DC, LLC/2/                               Delaware           28.710                25.265
OnePoint Services, LLC                            Delaware           Common:
                                                                  6,600,700             4,370,700
                                                                  Preferred:
                                                                  1,629,300             1,629,300

RCP Communications, Inc./3/                       Arizona          /1/2,000                 2,000

____________________________________

/1/  OnePoint interests held by OnePoint Communications Holdings, LLC.
/2/ OnePoint interests held by OnePoint Communications Holdings, LLC and Mid-Atlantic RMTS Holdings, LLC.
/3/  OnePoint interests held by OnePoint Services, LLC.

          Lucent Technologies Inc.                    Schedule to Loan Agreement
--------------------------------------------------------------------------------

================================================================================

4.   REPORTING
     (Section 5.2):      Borrower shall provide Lender with the following:

                         1. Within 90 days after each year-end, consolidated and consolidating financial statements of Borrower and its subsidiaries audited by an independent public accounting firm acceptable to Lender.

                         2. Within 45 days after each quarter-end, quarterly unaudited consolidated and consolidating financial statements of Borrower and its subsidiaries.

                         3. Within 30 days prior to the commencement of each fiscal year, a budget and business plan for Borrower for such fiscal year.

                         4. Contemporaneously with the delivery of the quarterly and year-end financial statements, a compliance certificate of the Borrower which states that (i) no Event of Default has occurred and is continuing and (ii) Borrower is in compliance with each of the covenants set forth in the Credit Documents (the "Compliance
                                                         ----------
                              Certificate").
                              -----------

                         5. Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its subsidiaries, and compliance by Borrower with the terms of this Agreement and the other Credit Documents as Lender may from time to time reasonably request.

================================================================================

5.   COVENANTS
     (Section 5.5):

                         1. Without Lender's prior written consent, Borrower shall not pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) as a group in excess of market rates for similarly situated executives, officers and directors.

================================================================================

6.   TERM
     (Section 6.1)            The "Maturity Date" shall be June 2, 2008.

Borrower:                                           Lender:

ONEPOINT COMMUNICATIONS CORP.                       LUCENT TECHNOLOGIES INC.

By_____________________________                     By________________________

          Lucent Technologies Inc.                    Schedule to Loan Agreement
--------------------------------------------------------------------------------

President, Vice President or Chief Financial        Title______________________
 Officer

By_________________________________
     Secretary or Ass't. Secretary

                                   EXHIBIT A
                                   ---------
                              REQUEST FOR ADVANCE
                              -------------------
                      _____________, 20__  [Insert date]

To: Lucent Technologies Inc. Financing Operations (Fax No. (908) 582-3101)

Reference is made to the Loan Agreement (the "Loan Agreement") between OnePoint Communications Corp. ("Borrower") and Lucent Technologies Inc. ("Lender") dated as of July 26, 2000. Capitalized terms used herein shall have the same meaning given to them in the Loan Agreement.

In accordance with Subsection 1.1(b) of the Loan Agreement, Borrower hereby requests the following Advance:

     Request Number:                                             ______________

     Business Day of Advance (at least 5
     Business Days from the date hereof):                        ______________

     Use of proceeds:

          A. Amount to finance Borrower's acquisition of
             network equipment:                                  $______________
          B. Amount to satisfy Borrower's existing accounts
             payable owed to Lender and/or any Affiliate:        $______________
          C. Amount for working capital purposes:                $______________
          D. Amount for other purposes:                          $______________
          E. Total amount of Advance requested (A + B + C + D):  $______________

The funds related to the Advance should be remitted by wire transfer based on the following instructions:

     Bank:                                    __________________________________

     Bank city, state:                        __________________________________

     Bank ABA or routing number:              __________________________________

     Account name:                            __________________________________

     Account number:                          __________________________________

     Reference:                               __________________________________

In connection with the proposed Advance, Borrower hereby certifies that as of the date hereof:

(i) the representations and warranties of Borrower and the other Loan Parties set forth in Section 4 of the Loan Agreement and in the other Credit Documents are true and correct in all material respects as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(ii) no Default has occurred and is continuing or will result from such Advance; and

(iii) all of the Credit Documents are in full force and effect.

ONEPOINT COMMUNICATIONS CORP.

By:_______________________
     Name:
     Title:

                                   EXHIBIT B
                                   ---------

                                PROMISSORY NOTE
                                ---------------

$________________                                      Murray Hill, New Jersey
                                                                 July 26, 2000

     FOR VALUE RECEIVED, ONEPOINT COMMUNICATIONS CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of LUCENT TECHNOLOGIES INC.
  --------
("Lender"), whose address is 600 Mountain Avenue, Murray Hill, N.J., 07974, the
 -------
principal sum of ______________ DOLLARS ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Advances made by Lender to Borrower pursuant to the Loan Agreement referred to below (as amended from time to time, the "Loan Agreement"), on or before the Maturity Date
                        --------------
specified in the Loan Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Loan Agreement.

     Borrower shall make all payments hereunder to Lender as indicated in the Loan Agreement, in lawful money of the United States and in same day or immediately available funds.

     Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each Advance and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that
                                                      --------  -------
the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

     This note is the Note referred to in the Loan Agreement, dated as of July 26, 2000 between Borrower and Lender. This note is subject to the terms of the Loan Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

     This note shall be governed by and construed in accordance with the laws of the State of New York.

                                   ONEPOINT COMMUNICATIONS CORP.



                                   By:  ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                        LOANS AND PAYMENTS OF PRINCIPAL

                                                                 Amount of            Unpaid
              Type of         Amount of         Interest       Principal Paid        Principal         Notation
Date            Loan             Loan            Period          or Prepaid           Balance          Made By
-------------------------------------------------------------------------------------------------------------------
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________

                                   EXHIBIT C
                                   ---------

                          FORM OF SUBSIDIARY GUARANTY
                          ---------------------------

                                 See Attached

                                   EXHIBIT D
                                   ---------

                                   INDENTURE
                                   ---------

                                 See Attached